REDACTED – AS FILED	Exhibit 10.43

THE MARKED PORTIONS OF THIS SIDE LETTER HAVE BEEN OMITTED AND
FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT

Side Letter between H.I.G. Capital L.L.C. and Sankaty Advisors, LLC

August 17, 2007

H.I.G. Capital L.L.C.
855 Boylston Street
11th Floor
Boston, MA 02116
Attention: William Nolan

Reference is hereby made to that certain Note Purchase Agreement (the “Agreement”) dated as of the date hereof and entered into by and among Encompass Group Affiliates, Inc., a Delaware corporation, as issuer, any Subsidiary of Parent from time to time party thereto, Advanced Communications Technology, Inc., a Florida corporation, SpectruCell, Inc., a Delaware corporation, Hudson Street Investments, Inc., a Delaware corporation, Cyber-Test, Inc. a Delaware corporation and Vance Baldwin, Inc., a Florida corporation, as guarantors, Sankaty Advisors, LLC (“Sankaty”) as First Lien Collateral Agent for the Senior Note Purchasers and Second Lien Collateral Agent for the Subordinated Note Purchasers, and each Senior Note Purchaser and Subordinated Note Purchaser listed on Schedule I attached thereto. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Agreement or in Appendix I thereto.

The Note Parties, on behalf of themselves and their Affiliates, hereby agree that, so long as any Notes remain outstanding:

(i) Right of First Refusal (Non-[REDACTED] Transactions). At any time prior to the one year anniversary of the Closing Date, if any Note Party or any entity set forth on Schedule 7.17.2.3 of the Agreement that has become a Note Party determines to issue debt securities (excluding working capital loans in excess of $5,000,000 and capital equipment leases) or preferred equity securities in connection with a merger, amalgamation, consolidation, transfer, sale or acquisition involving any entity set forth on Schedule 7.17.2.3 of the Agreement, the Note Purchasers shall have a right of first refusal with respect to such issuance, and the applicable Note Party shall provide the Note Purchasers with Adequate Notice and the Information (each as defined below). Notwithstanding the foregoing, the Note Parties may elect to issue preferred equity to the Sponsor without first providing the Note Purchasers such right of first refusal so long as such preferred equity has a convertible feature or does not otherwise have terms similar to debt securities;

(ii) Right of First Refusal ([REDACTED]). At any time prior to the date 30 months after the Closing Date, if any Note Party or any entity set forth on Schedule 7.17.2.3 of the Agreement that has become a Note Party determines to issue debt securities (excluding working capital loans in excess of $5,000,000 and capital equipment leases) or preferred equity securities in connection with a merger, amalgamation, consolidation, transfer, sale or acquisition involving [REDACTED], the Note Purchasers shall have a right of first refusal with respect to such issuance, and the applicable Note Party shall provide the Note Purchasers with Adequate Notice and the Information. Notwithstanding the foregoing, the Note Parties may elect to issue preferred equity to the Sponsor without first providing the Note Purchasers such right of first refusal, so long as such preferred equity has a convertible feature or does not otherwise have terms similar to debt securities;

(iii) Right of First Offer ([REDACTED]). At any time after the date that is 30 months after the Closing Date, if any Note Party or any Affiliate of the Note Parties in a similar line of business as any of the Note Parties determines to issue debt securities (excluding working capital loans in excess of $5,000,000 and capital equipment leases) or preferred equity securities in connection with a merger, amalgamation, consolidation, transfer, sale or acquisition involving [REDACTED], the Note Purchasers shall have a right of first offer with respect to such issuance. The Note Purchasers shall make such an offer to the Note Parties no more than 11 Business Days from the date all material information necessary to make such an offer is received from the Note Parties;

(iv) Sponsor Financing. Notwithstanding anything to the contrary in clauses (i) through (iii) above, the Sponsor or its Affiliates may, at any time, provide financing to any of the Note Parties or any Affiliate of the Note Parties pursuant to the financings described above, and the Right of First Refusal or Right of First Offer described in clauses (i) through (iii) above shall not apply to any such financing, provided that the Note Purchasers shall have a right to purchase such financing (to which a Right of First Refusal or Right of First Offer would otherwise apply) from the Sponsor or its Affiliates on the terms described in this clause (iv). Such right of purchase shall be provided to the Note Purchasers no more than 60 days after the date of such financing and shall allow the Note Purchasers to purchase any debt issued by the Note Parties at par. The Note Purchasers shall make the determination whether or not to purchase such securities no more than 15 Business Days from the date all Information is received.

For the avoidance of doubt, with respect to clauses (i) through (iii) above, the Right of First Refusal or Right of First Offer shall not apply to any common equity issuances that do not have a convertible feature issued to the Sponsor or its Affiliates.

With respect to clauses (i) and (ii) above, (a) the applicable Note Party or Affiliate thereof shall provide the Note Purchasers with adequate notice (but in any event no less than 30 days) of such issuance (“Adequate Notice”) and all information necessary for the Note Purchasers to determine whether or not, in their sole discretion, they will accept the offer to purchase such securities on the proposed terms, which notice shall include substantially all information provided by the Note Parties or any Affiliate of the Note Parties to any other potential party to such issuance and any other information that the Note Purchasers may reasonably request within 5 Business Days of their receipt of Adequate Notice (the “Information”), and (b) the Note Purchasers shall make the determination to purchase such securities no more than 11 Business Days from the date all Information is received.

If more than one Note Purchaser elects to purchase such debt securities, the debt securities to be issued shall be allocated among such Note Purchasers pro rata according to the aggregate principal amount of Notes then held by each such Note Purchaser.

If the Note Purchasers decline to purchase such securities pursuant to clauses (i) or (ii) above, such securities may not be issued on terms more favorable, taken as a whole, to the proposed investor(s) than the terms described to the Note Purchasers without providing the Note Purchasers with another opportunity to purchase such securities on such more favorable terms in accordance with clauses (i) or (ii) above.

The Second Lien Collateral Agent shall provide its written consent, not to be unreasonably withheld, to any party that provides refinancing of the Senior Notes and subject to the negotiation of an Intercreditor Agreement satisfactory to the Second Lien Collateral Agent.

The provisions of this letter shall have the same force and effect as a covenant pursuant to the Agreement. In the event the Note Purchasers agree to provide financing pursuant to clauses (i) or (ii) above, and the Note Parties then decline to accept such offer by the Note Purchasers to provide such financing, the Issuer shall pay to the Note Purchasers a 3% fee on the Subordinated Notes (such 3% fee to be added to the then outstanding principal amount of the Subordinated Notes). Without duplication of any amounts paid pursuant to the preceding sentence, in the event the Issuer does issue securities or such financing in violation of the provisions contained herein, the Issuer shall pay to the Note Purchasers a 10% prepayment premium on the Subordinated Notes upon such issuance or financing. In the event the Issuer does not pay such fee or prepayment premium when due, such failure shall constitute a Default pursuant to the Agreement. Any such fee or prepayment amount pursuant to this letter shall be reduced by, and without duplication of, any prepayment premiums made to the Note Purchasers under the Agreement.

Notwithstanding the foregoing or the definition of “Applicable Premium” in the Agreement, the prepayment premium for the Subordinated Notes shall be equal to 10% if the applicable prepayment (i) occurs within eighteen (18) months of the Closing Date and (ii) in connection with an acquisition of [REDACTED] (whether in the form of a stock purchase, merger, asset purchase or other structure); provided that such prepayment premium shall not apply in the event the Right of First Refusal described in clause (ii) above is provided to the Note Purchasers.

This letter shall be deemed a Note Document for purposes of the Agreement. This letter shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

This letter shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Note Purchasers. This letter and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

By signing below you acknowledge your acceptance of this letter and the terms set forth herein.

Very truly yours,

SANKATY ADVISERS, LLC, as First Lien Collateral Agent

/s/ S. E. Davies
By:
Title:

SANKATY ADVISERS, LLC, as Second Lien Collateral Agent

/s/ S. E. Davies
By:
Title:

Note Purchasers:

PROSPECT HARBOR CREDIT
PARTNERS, L.P.

By:	/s/ S. E. Davies
Name:	Stuart Davies
Title:	Managing Director

SANKATY CREDIT
OPPORTUNITIES II, L.P.

By:	/s/ S. E. Davies
Name:	Stuart Davies
Title:	Managing Director

SANKATY CREDIT
OPPORTUNITIES III, L.P.

By:	/s/ S. E. Davies
Name:	Stuart Davies
Title:	Managing Director

RGIP, LLC

By:	/s/ R. B. Malt
Name:	R.B. Malt
Title:	Managing Member

Issuer:

ENCOMPASS GROUP AFFILIATES, INC.

By:	/s/ Wayne I. Danson
Name:	Wayne I. Danson
Title:	President

Guarantors:

ADVANCED COMMUNICATIONS
TECHNOLOGIES, INC.

By:	/s/ Wayne I. Danson
Name:	Wayne I. Danson
Title:	Chief Executive Officer

SPECTRUCELL, INC.

By:	/s/ Wayne I. Danson
Name:	Wayne I. Danson
Title:	Chief Executive Officer

HUDSON STREET INVESTMENTS, INC.

By:	/s/ John E. Donahue
Name:	John E. Donahue
Title:	Chief Financial Officer

CYBER-TEST, INC.

By:	/s/ John E. Donahue
Name:	John E. Donahue
Title:	Chief Financial Officer

VANCE BALDWIN, INC.

By:	/s/ John E. Donahue
Name:	John E. Donahue
Title:	Chief Financial Officer

Acknowledged and Accepted by:

H.I.G. CAPITAL L.L.C.

By:	/s/ William J. Nolan
Name:
Title: